Exhibit 10.1
AIRCRAFT TIME SHARING AGREEMENT
This Aircraft Time Sharing Agreement (“Agreement”) is made and effective as of the 8th day of March, 2016 (“Effective Date”), by and between SUPERVALU INC., a Delaware corporation (“Operator”), and Mark Gross (“Lessee”), who are sometimes also referred to herein individually as a “Party” or collectively as the “Parties.”
W I T N E S S E T H:
WHEREAS, Lessee is an employee of Operator who is required to use the Aircraft for business and personal travel whenever possible;
WHEREAS, Lessee desires to lease the Aircraft, with a flight crew, on a non-exclusive basis, from Operator on a time sharing basis as defined in Section 91.501(c)(1) of the FAR;
WHEREAS, Operator is willing to lease the Aircraft, with a flight crew, on a non-exclusive basis, to Lessee on a time sharing basis; and
WHEREAS, during the Term, the Aircraft will be subject to use by Operator and may be subject to use by one or more other third-parties.
NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.    Definitions. The following terms shall have the following meanings for all purposes of this Agreement:
“Aircraft” means, individually and collectively, as the context requires, the aircraft listed on Exhibit A, including each aircraft’s respective airframe, engines, appliances, components, parts, instruments, appurtenances, accessories, furnishings or other equipment attached thereto or incorporated therein and Aircraft Documents.
“Aircraft Documents” means all flight records, maintenance records, historical records, modification records, overhaul records, manuals, logbooks, authorizations, drawings and data relating to the Aircraft or any part thereof, or that are required by Applicable Law to be created or maintained with respect to the maintenance and/or operation of the Aircraft.
“Applicable Law” means, without limitation, all applicable laws, treaties, international agreements, decisions and orders of any court, arbitration or governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority, including, without limitation, the FAR and 49 U.S.C. § 41101, et seq., as amended.
“Claims” is defined in Section 18.

“DOT” means the United States Department of Transportation or any successor agency.
“FAA” means the Federal Aviation Administration or any successor agency.
“FAR” means collectively the Aeronautics Regulations of the FAA and the DOT, as codified at Title 14, Parts 1 to 399 of the United States Code of Federal Regulations.
“flight” is defined in Section 6.
“flight-related expenses” is defined in Section 7.
“Operating Base” means Minneapolis-St. Paul International Airport, Minneapolis, Minnesota.
“Operational Control” has the same meaning given the term in Section 1.1 of the FAR.
“Owner” is defined in Section 9.
“Pilot in Command” has the same meaning given the term in Section 1.1 of the FAR.
“Taxes” means all taxes of every kind (excluding any tax measured by or assessed against a taxpayer’s income, including, without limitation, any income tax, gross income tax, net income tax, or capital gains tax, and any tax measured by or assessed against the Aircraft’s value, including, without limitation, any personal property or ad valorem tax) assessed or levied by any federal, state, county, local, airport, district, foreign, or other governmental authority, including, without limitation, sales taxes, use taxes, retailer taxes, federal air transportation excise taxes, federal aviation fuel excise taxes, and other similar duties, fees, and excise taxes.
“Term” is defined in Section 3.
2.    Agreement to Lease. Operator agrees to lease the Aircraft to Lessee from time to time on an “as needed and as available” basis, and to provide a fully qualified flight crew for all Lessee’s flights, in accordance with the terms and conditions of this Agreement. Nothing contained herein shall obligate or entitle Lessee to any minimum usage of the Aircraft.
3.    Term and Termination. The initial term of this Agreement shall commence on the Effective Date and continue for a period of one year. Thereafter, this Agreement shall renew for additional and successive one year periods, until terminated as provided below. For purposes of this Agreement “Term” means the initial term and all successive one year renewal periods until this Agreement is terminated as provided below. This Agreement shall terminate automatically: (i) upon a final determination that there has been a total loss of all of the Aircraft or that Supervalu no longer owns the aircraft; (ii) on the date that Lessee ceases to be employed as CEO of SUPERVALU INC. whether as a result of resignation, retirement, death or other termination, or (iii) may be terminated in any event as required by law or upon applicable changes to the Employment Agreement with Lessee dated February 2, 2016 and as approved by the Supervalu Board of Directors.
4.    Applicable Regulations. The Parties hereto intend that this Agreement shall constitute, and this Agreement shall be interpreted as, a Time Sharing Agreement as defined in Section 91.501(c)(1) of the FAR. The Parties agree that for all flights under this Agreement, the Aircraft shall be operated under the pertinent provisions of Subpart F of Part 91 of the FAR. If any provision of this Agreement is determined to be inconsistent with any of the requirements of the provisions of Subpart F of Part 91 of the FAR, such provision shall be deemed amended in any respect necessary to bring it into compliance with such requirements.
5.    Non-Exclusivity. Lessee acknowledges that the Aircraft is leased to Lessee hereunder on a non-exclusive basis, and that the Aircraft will also be subject to use by Operator, and may also be subject to non-exclusive leases and lease to others during the Term.
6.    Flight Charges. For each flight (as defined below) conducted under this Agreement, Operator shall keep a log of the flight, and Lessee shall pay Operator the sum of the expenses of operating such flight to the extent prescribed by FAR 91.501(d) or any successor provision (i.e. which shall not exceed the sum of the expenses set forth in subsections 6.1 - 6.10 below). For purposes of this Agreement, “flight” means a flight from a departure point to a single destination.
6.1    fuel, oil, lubricants, and other additives;
6.2    travel expenses of the crew, including food, lodging and ground transportation;
6.3    hangar and tie down costs away from the Aircraft’s Operating Base;
6.4    insurance obtained for the specific flight;
6.5    landing fees, airport taxes and similar assessments;
6.6    customs, foreign permit, and similar fees directly related to the flight;
6.7    in-flight food and beverages;
6.8    passenger ground transportation;
6.9    flight planning and weather contract services; and
6.10    an additional charge equal to 100% of the expenses listed in Section 6.1.
All flights that are conducted solely to reposition the Aircraft for the purposes of, or are related to, conducting a flight for the benefit of Lessee hereunder shall be deemed to be flights, and as such all expenses of said repositioning flights will be included on the invoice related to the associated passenger-carrying flight.

7.
Invoices and Payment of Flight-Related Expenses. Operator will initially pay all expenses related to the operation of the Aircraft when and as such expenses are incurred. Within thirty (30) days after the last day of any calendar month during which any flight for the account of Lessee has been conducted, Operator shall provide an invoice to Lessee for an amount determined in accordance with Section 6 above and including any applicable Taxes under Section 8 (the “flight related expenses”). Lessee hereby voluntarily authorizes Operator, to the fullest extent permitted under applicable law and after any other legally authorized or required deductions or withholdings have been deducted from Lessee’s regular payroll payment, to deduct from the first regular payroll payment after the invoice date, or as soon as administratively feasible, to be issued by Operator to Lessee according to Operator’s payroll practices the flight-related expenses; provided that with regard to any such flight-related expenses that exceed the amount of wages due Lessee that may be legally deducted or that remain indeterminable as of such payroll date, such flight-related expenses will be deducted from each of Lessee’s subsequent regular payroll payments to the fullest extent permitted under applicable law until such flight-related expenses have been fully recovered by Operator. Lessee may revoke the wage deductions voluntarily authorized by this Section 7 at any time by providing at least ten (10) business days’ notice of such revocation; provided however that upon any such revocation the balance of any flight-related expenses owed by Lessee under this Agreement will become immediately due and owing to Operator and Operator may thereafter deny Lessee further use of the Aircraft until a new payment arrangement is agreed to by Lessee and Operator. Upon termination of Lessee’s employment with Operator for any reason, the full amount of any flight-related expenses owed by Lessee to Operator under this Agreement and not yet recovered under the terms of this Section will become immediately due and owing to Operator on Lessee’s final day of employment with the Operator. With respect to any amount of flight-related expenses that Lessee is required to remit directly to Operator under this Section 7, Lessee shall remit the full amount, together with any applicable Taxes under Section 8, by payment made in the form of a check payable to “SUPERVALU INC.” at the following address:

SUPERVALU INC.
11840 Valley View Road
Eden Prairie, Minnesota 55344
Attn: General Counsel

Or to such other address as Operator may direct from time-to-time.

8.    Taxes. Lessee shall be responsible for, shall indemnify and hold harmless Operator against, any Taxes which may be assessed or levied as a result of the lease of the Aircraft to Lessee, or the use of the Aircraft by Lessee, including without limitation, any “federal excise tax” or “FET” imposed under Internal Revenue Code §4261 resulting from Lessee’s (or his guests’) use of the Aircraft under this Agreement. Lessee shall remit to Operator all such Taxes together with each payment made pursuant to Section 7.
9.    Scheduling Flights.

9.1    Lessee shall submit requests for flight time and proposed flight schedules to the Operator as far in advance of any given flight as reasonably possible. Lessee shall provide at least the following information for each proposed flight as far in advance as reasonably possible prior to scheduled departure: departure airport; destination airport; date and time of departure; the names of all passengers; the nature and extent of luggage and/or cargo to be carried; the date and time of return flight, if any; and any other information concerning the proposed flight that may be pertinent or required by Operator or Operator’s flight crew.
9.2    Each use of the Aircraft by Lessee shall be subject to Operator’s prior approval, and for each term of the agreement the maximum number of hours for use under this agreement shall be determined by Supervalu’s Board of Directors. Operator will use reasonable efforts to accommodate Lessee’s needs and avoid conflicts in scheduling; provided however, that Operator shall not be liable to Lessee or any other person for loss, injury, or damage occasioned by any delay or failure to furnish the Aircraft, with a flight crew, pursuant to this Agreement for any reason. Operator shall not be obligated to retain or contract for additional flight crew or maintenance personnel or equipment in order to accommodate a flight request submitted by Lessee.
9.3    Lessee’s rights to schedule the use of the Aircraft shall at all times be subordinate to the Aircraft use requirements of Operator and TTSJ Aviation, Inc., as owner of the Aircraft (“Owner”).
10.    Title and Registration. Owner has exclusive legal and equitable title to the Aircraft. Lessee acknowledges that title to the Aircraft shall remain vested in Owner. Lessee undertakes, to the extent permitted by Applicable Law, to do all such further acts, deeds, assurances or things as may be necessary or desirable, in Operator’s reasonable opinion, to protect or preserve Operator’s lease interest and Owner’s title to the Aircraft.
11.    Aircraft Maintenance. Operator shall be solely responsible for maintenance, preventive maintenance and required or otherwise necessary inspections of the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventative maintenance, or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all Applicable Law, and within the sound discretion of the Pilot in Command.
12.    Flight Crews. Operator shall provide, at its sole cost, to Lessee a qualified flight crew for each flight conducted in accordance with this Agreement. The members of the flight crew may be either employees or independent contractors of Operator. In either event, the flight crew shall be and remain under the exclusive command and control of Operator in all phases of all flights conducted hereunder.
13.    OPERATIONAL CONTROL. THE PARTIES EXPRESSLY AGREE THAT OPERATOR SHALL HAVE AND MAINTAIN SOLE OPERATIONAL CONTROL OF THE AIRCRAFT AND EXCLUSIVE POSSESSION, COMMAND AND CONTROL OF THE AIRCRAFT FOR ALL FLIGHTS OPERATED UNDER THIS AGREEMENT, AND THAT THE INTENT OF THE PARTIES IS THAT THIS AGREEMENT CONSTITUTE A “TIME SHARING AGREEMENT”

AS SUCH TERM IS DEFINED IN SECTION 91.501(C)(1) OF THE FAR. OPERATOR SHALL EXERCISE EXCLUSIVE AUTHORITY OVER INITIATING, CONDUCTING, OR TERMINATING ANY FLIGHT CONDUCTED ON BEHALF OF LESSEE PURSUANT TO THIS AGREEMENT.
14.    Authority of Pilot In Command. Notwithstanding that Operator shall have Operational Control of the Aircraft during any flight conducted pursuant to this Agreement, Operator and Lessee expressly agree that the Pilot in Command, in his or her sole discretion, may terminate any flight, refuse to commence any flight, or take any other flight-related action which in the judgment of the Pilot in Command is necessary to ensure the safety of the Aircraft, the flight crew, the passengers, and persons and property on the ground. The Pilot in Command shall have final and complete authority to postpone or cancel any flight for any reason or condition that in his or her judgment would compromise the safety of the flight. No such action of the Pilot in Command shall create or support any liability of Operator to Lessee for loss, injury, damage or delay.
15.    Passengers and Baggage. Lessee may carry on the Aircraft on all flights under this Agreement such passengers and baggage/cargo as Lessee in its sole but reasonable discretion shall determine; provided, however, that the passengers to be carried on such flights shall be limited to those permitted under the pertinent provisions of Part 91 of the FAR, and that the number of such passengers shall in no event exceed the number of passenger seats legally available in the Aircraft and the total load, including fuel and oil in such quantities as the Pilot in Command shall determine to be required, shall not exceed the maximum allowable load for the Aircraft.
16.    Prohibited Items. Lessee shall not cause or permit to be carried on board the Aircraft, and shall not cause or permit any passenger to carry on board the Aircraft, any contraband, prohibited dangerous goods, or prohibited controlled substances on the Aircraft at any time.
17.    Force Majeure. Operator shall not be liable for delay or failure to furnish the Aircraft and/or flight crew pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, acts of God or other unforeseen or unanticipated circumstances.
18.    Insurance and Limitation of Liability.
18.1    At all times during the term of this Agreement, Operator shall cause to be carried and maintained, at Operator’s cost and expense, aircraft public and passenger legal liability coverage, commercial general liability covering bodily injury, property damage and personal injury liability, and all risk hull insurance in such amounts and on such terms and conditions as Operator shall determine in its sole discretion. Operator shall also bear the cost of paying any deductible amount on any policy of insurance in the event of a claim or loss.
18.2    Any policies of insurance carried in accordance with this Agreement: (i) shall name Lessee as an additional insured; (ii) shall contain a waiver by the underwriter thereof of any right of subrogation against Lessee; and (iii) shall require the insurers to provide at least 30 days’ prior written notice (or at least seven days’ in the case of any war-risk insurance) to Lessee if the insurers cancel insurance for any reason whatsoever, provided that the insurers shall provide at least 10 days prior written notice if the same is allowed to lapse for non-payment of premium. Each liability policy shall be primary without right of contribution from any other insurance which is carried by Lessee or Operator and shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.
18.3    Operator shall obtain the approval of this Agreement by the insurance carrier for each policy of insurance on the Aircraft. If requested by Lessee, Operator shall arrange for a certificate of insurance evidencing the insurance coverage with respect to the Aircraft maintained by Operator to be given by its insurance carriers to Lessee or will provide Lessee with a copy of such insurance policies. Operator will give Lessee reasonable advance notice of any material modifications to insurance coverage relating to the Aircraft.
18.4    Lessee agrees that the insurance specified in this Section 18 provides its sole recourse for all claims, losses, liabilities, obligations, demands, suits, judgments or causes of action, penalties, fines, costs and expenses of any nature whatsoever, including attorneys’ fees and expenses for or on account of or arising out of, or in any way connected with the use of the Aircraft by Lessee or its guests, including injury to or death of any persons, including Lessee and its guests which may result from or arise out of the use or operation of the Aircraft during the term of this Agreement (“Claims”), regardless of whether such Claims arise out of or are caused by, in whole or in part, the negligence, gross negligence, or strict liability of Operator or Owner.
19.    Lessee Representations and Warranties. Lessee represents and warrants that:
19.1    Lessee will use the Aircraft solely for and on account of his own personal use, and will not use the Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire.
19.2    Lessee shall refrain from incurring any mechanic’s or other lien in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, nor shall there be any attempt by Lessee to convey, mortgage, assign, lease, sublease, or any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien.
19.3    During the Term of this Agreement, Lessee will abide by and conform to all Applicable Laws, governmental and airport orders, rules and regulations, as shall from time to time be in effect relating in any way to the use of the Aircraft by a time sharing lessee.
20.    No Assignments. Neither this Agreement nor any Party’s interest herein shall be assignable to any other party whatsoever.

21.    Modification. Except with respect to Lessee’s right to revoke the voluntary wage deduction authorization under Section 7 above), this Agreement may not be modified, altered, or amended except by written agreement executed by both Parties.
22.    Notices. All notices and other communications under this Agreement shall be in writing (except as otherwise permitted herein) and shall be given (and shall be deemed to have been duly given upon receipt or refusal to accept receipt) by personal delivery, by first class mail properly addressed and postage prepaid or by a reputable overnight courier service, addressed as follows:
If to Lessee:        Mark Gross
________________
________________

If to Operator:        SUPERVALU INC.
11840 Valley View Road
Eden Prairie, Minnesota 55344
Attn: General Counsel

or to such other person or address as either party shall from time to time designate in writing to the other party.

23.    Entire Agreement. This Agreement, the Lessee’s Employment Agreement dated February 2, 2016, and any Supervalu Board resolution setting forth maximum hours of personal Aircraft use constitute the entire agreement of the Parties regarding personal use of the Aircraft as of the Effective Date and supersede all prior or independent, oral or written agreements, understandings, statements, representations, commitments, promises, and warranties made with respect to the subject matter of this Agreement.
24.    Prohibited or Unenforceable Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibitions or unenforceability in any jurisdiction. To the extent permitted by Applicable Law, each of Operator and Lessee hereby waives any provision of Applicable Law which renders any provision hereof prohibited or unenforceable in any respect.
25.    Governing Law. This Agreement has been negotiated and delivered in the State of Minnesota and shall in all respects be governed by, and construed in accordance with, the laws of the State of Minnesota, including all matters of construction, validity and performance, without giving effect to its conflict of laws provisions.
26.    DISCLAIMER. THE AIRCRAFT IS BEING LEASED BY THE OPERATOR TO THE LESSEE HEREUNDER ON A COMPLETELY “AS IS, WHERE IS,” BASIS, WHICH IS ACKNOWLEDGED AND AGREED TO BY THE LESSEE. THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND OPERATOR HAS NOT MADE AND SHALL NOT BE CONSIDERED OR

DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS AGREEMENT, OR HAVING ACQUIRED THE AIRCRAFT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS AGREEMENT OR OTHERWISE) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR TO ANY PART THEREOF, AND SPECIFICALLY, WITHOUT LIMITATION, IN THIS RESPECT OPERATOR DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES CONCERNING THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION AND CONDITION OF THE AIRCRAFT, OR FITNESS FOR A PARTICULAR USE OF THE AIRCRAFT AND AS TO THE ABSENCE OF LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AND AS TO THE ABSENCE OF ANY INFRINGEMENT OR THE LIKE, HEREUNDER OF ANY PATENT, TRADEMARK OR COPYRIGHT, AND AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT OR ANY PART THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF. LESSEE HEREBY WAIVES, RELEASES, DISCLAIMS AND RENOUNCES ALL EXPECTATION OF OR RELIANCE UPON ANY SUCH AND OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF OPERATOR AND RIGHTS, CLAIMS AND REMEDIES OF LESSEE AGAINST OPERATOR, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO (I) ANY IMPLIED WARRANTY OF MERCHANTABILITY OF FITNESS FOR ANY PARTICULAR USE, (II) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (III) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF OPERATOR, ACTUAL OR IMPUTED, AND (IV) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT, OR FOR ANY OTHER DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.
27.    COUNTERPARTS. This Agreement may be executed by the Parties hereto in two (2) or more separate counterparts, each and all of which when so executed and delivered shall be an original, and all of which shall together constitute but one and the same instrument.
28.    TRUTH IN LEASING.
OPERATOR HEREBY CERTIFIES THAT, DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF FAR.

THE PARTIES HERETO CERTIFY THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF FAR.
OPERATOR, WHOSE ADDRESS APPEARS IN PARAGRAPH 22 ABOVE AND WHOSE AUTHORIZED SIGNATURE APPEARS BELOW, ACKNOWLEDGES THAT WHEN IT OPERATES THE AIRCRAFT ON BEHALF OF LESSEE UNDER THIS AGREEMENT, OPERATOR SHALL BE KNOWN AS, CONSIDERED, AND IN FACT WILL BE THE OPERATOR OF THE AIRCRAFT AND SOLELY RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT. EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES, SET FORTH HEREIN, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.
AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE.
THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.
IN WITNESS WHEREOF, the Parties have executed this Aircraft Time Sharing Agreement as of the date and year first written above.

OPERATOR:
SUPERVALU INC.

By:	/s/ Karla C. Robertson
Printed:	Karla C. Robertson
Title:	Executive Vice President, General Counsel and Corporate Secretary

LESSEE:
Mark Gross

/s/ Mark Gross

Exhibit A

Aircraft

Type of Aircraft	U.S. Registration Number	Manufacturer Serial Number
2007 Gulfstream 200	N135FT	155

Exhibit A, Page 1

“TRUTH IN LEASING” REQUIREMENTS
FAR §91.23(c)
(1)    The Lessee or Operator must mail a copy of the Lease within 24 hours of its execution, to the Aircraft Registration Branch, Attn: Technical Section, P.O. Box 25724, Oklahoma City, Oklahoma 73125.
(2)    A copy of the Lease must be carried in the Aircraft. The copy of the Lease shall be made available for review upon request by the Administrator.
(3)     The Lessee or Operator must notify by telephone or in person the FAA Flight Standards district office nearest the airport where the flight will originate. Unless otherwise authorized by that office, the notification shall be given at least 48 hours before takeoff in the case of the first flight of that aircraft under the Lease or contract and inform the FAA of:
(i) The location of the airport of departure;
(ii) The departure time; and
(iii) The registration number of the aircraft involved.
(4)     The copy of the Lease furnished to the FAA is commercial or financial information obtained from a person. It is, therefore, privileged and confidential and will not be made available by the FAA for public inspection or copying under 5 U.S.C. 552(b)(4) unless recorded with the FAA under Part 49 of the U.S. Code.

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